PRESS RELEASE

September 25, 2009

Nile Therapeutics Appoints Frank Litvack, M.D., to Board of Directors

SAN FRANCISCO, CA, September 25, 2009 – Nile Therapeutics, Inc. (NASDAQ: NLTX), a company focused on the development of novel therapeutics for heart failure patients, today announced the appointment of Frank Litvack, M.D., to its Board of Directors.  Dr. Litvack is a seasoned veteran of the cardiovascular healthcare space, with over 25 years of academic and industry experience.

“We are excited to welcome Dr. Litvack to our Board of Directors,” said Joshua Kazam, CEO of Nile.  “As an established leader in cardiovascular research and entrepreneurship, we are confident that Dr. Litvack will provide Nile with invaluable guidance as we continue the clinical development and business development processes for CD-NP.”

Dr. Litvack is a Professor at the David Geffen School of Medicine, University of California, Los Angeles.  He is also an accomplished entrepreneur, having orchestrated the founding, development or sale of several medical technology companies including Progressive Angioplasty Systems, Savacor, and most recently the $1.4 billion acquisition of Conor Medsystems by Johnson & Johnson.

Dr. Litvack is board certified in internal medicine, cardiovascular diseases and interventional cardiology. He received his undergraduate and medical degrees at McGill University where he completed his residency in internal medicine. Dr. Litvack completed his cardiovascular fellowship at Cedars-Sinai in Los Angeles in 1985, and went on to serve as co-director at the Cardiovascular Intervention Center at Cedars-Sinai Medical Center in Los Angeles from 1986 to 2000. During his academic medical career, he authored and published more than 100 research articles focusing on translational research involving novel therapies for patients with coronary artery and valvular heart disease. Dr. Litvack is an inductee in the NASA Space Technology Hall of Fame for his work translating laser technology from the Jet Propulsion Laboratories into the clinic.

“I am thrilled to join the Board and look forward to working with both the development team as well as the world-class Scientific Advisory Board at Nile,” commented Dr. Litvack. “The Company’s lead product candidate, CD-NP, has shown tremendous promise in addressing several unmet medical needs in the field of cardiorenal disease, and I look forward to being a part of bringing this important new therapy to patients.”

About Nile Therapeutics

Nile Therapeutics, Inc. is a clinical-stage biopharmaceutical company that develops innovative products for the treatment of cardiovascular disease and other areas of unmet medical needs. Nile is initially focusing its efforts on developing its lead compound, CD-NP, a novel rationally designed chimeric peptide in clinical studies for the treatment of heart failure, and CU-NP, a novel, rationally designed natriuretic peptide. A key component of the company’s strategy is to acquire the global rights to additional compounds to expand its portfolio. More information on Nile can be found at http://www.nilethera.com.

Contact:
Daron Evans
Chief Financial Officer
Nile Therapeutics, Inc.
+1-415-875-7880
info@nilethera.com

Safe Harbor Paragraph for Forward-Looking Statements: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding the timing, progress and anticipated results of the clinical development, regulatory processes, clinical trial timelines, anticipated benefits of CD-NP, Nile’s strategy, future operations, outlook, milestones, the timing and success of Nile's product development, future financial position, future financial results, plans and objectives of management are forward-looking statements. Nile may not actually achieve these plans, intentions or expectations and Nile cautions investors not to place undue reliance on Nile’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements Nile makes. Various important factors that could cause actual results or events to differ materially from the forward-looking statements that Nile makes include Nile’s need to raise additional capital to fund its product development programs to completion, Nile’s reliance on third-party researchers to develop its product candidates, and its lack of experience in developing and commercializing pharmaceutical products. Additional risks are described in greater detail in the reports Nile files with Securities and Exchange Commission, including those described under the caption "Risk Factors" in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission on March 12, 2009 and amended on April 23, 2009. Nile is providing this information as of the date of this press release and does not undertake any obligation to update any forward-looking statements as a result of new information, future events or otherwise.